UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 28, 2006
Stoneridge, Inc.

(Exact name of registrant as specified in its charter)

Ohio	0-13337	34-1598949

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9400 East Market Street Warren, Ohio	44484

(Address of principal executive offices	(Zip Code)
Registrant’s telephone number, including area code: (330) 856-2443

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
See Item 5.02 below.
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
On February 28, 2006 Gerald V. Pisani resigned as an employee of the Company and from the Company’s Board of Directors. On that same date, the Company and Mr. Pisani entered into a Consulting and Severance Agreement. Pursuant to the Severance and Consulting Agreement Mr. Pisani has agreed to be available on a limited basis to consult with the Company over the next 18 months. In addition, the agreement contains confidentiality, non-inducement and non-competition covenants and a release from Mr. Pisani. The Company has agreed to pay Mr. Pisani a one time severance payment of $100,000 and consulting payments $725,000 pursuant to the Severnance and Consulting Agreement. The Company also agreed to reimburse Mr. Pisani for COBRA premiums for 18 months and to extend the exercise period on his outstanding share options for 18 months (except one option with an exercise price of $5.12 shall only be extended until December 31, 2006). A copy of the Severance and Consulting Agreement is attached as Exhibit 99.1.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stoneridge, Inc.

Date: March 3, 2006	/s/ George E. Strickler

George E. Strickler, Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)